Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Manitex International, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On January 21, 2015, Manitex International, Inc. (“Manitex” or the “Company”), a Michigan corporation, announced that the PM Group (“PM”) acquisition closed on January 15, 2015. As a condition of the PM acquisition, PM concurrently disposed of its assets and liabilities held for sale.

The acquisition has been accounted for using acquisition accounting in accordance with Financial Accounting Standard Codification “(ASC”) Section 805. The following Unaudited Pro Forma Condensed Consolidated Financial Information includes the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014, the Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2014 and the Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended December 31, 2013.

The following Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2014 and fiscal year ended December 31, 2013 give effect to the Company’s purchase of PM, assuming that the acquisition was consummated on January 1, 2013. The Pro Forma Condensed Consolidated Balance Sheet presents the financial position of the Company as if the acquisition of PM occurred on September 30, 2014. The pro forma adjustments, which are based on available information and are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact, have been applied to the historical financial statements of the Company and PM. The pro forma allocation of the purchase price to the acquired assets and liabilities is based in part on an independent appraisal and other studies completed subsequent to the PM acquisition. The purchase price allocation is preliminary and is subject to revision, as the Company has not received all the information necessary to complete the purchase price allocation.

The historical financial statements of PM are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are presented in Euros. Adjustments have been made to adjust PM’s IFRS financial information to the Company’s accounting policies under generally accepted accounting principles in the United States of America (“US GAAP”) and Euro amounts have been translated into US dollars using the following exchange rages:

		USD/€
Nine months ended September 30, 2014	Average Rate	1.36
Year ended December 31, 2013	Average Rate	1.32
As of September 30, 2014	Spot Rate	1.26

The Pro Forma Condensed Consolidated Financial Information, which has been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, is provided for informational purposes only and is not necessarily indicative of the past or future results of operations or financial position of the Company.

This information should be read in conjunction with the Company’s previously filed Current Report on Form 8-K, dated January 21, 2015, the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the historical financial statements and accompanying notes of PM included in this Current Report on Form 8-K/A.

The unaudited Pro Forma Condensed Consolidated Financial Information does not reflect any changes in the business of the Company or PM or any other changes arising from other transactions since September 30, 2014.

Manitex International, Inc.

Unaudited Pro forma Condensed Consolidated Balance Sheet

(In thousands)

	Manitex September 30, 2014	PM Group September 30, 2014	PM Group September 30, 2014	Pro forma Adjustments		PM Group As Adjusted September 30, 2014	Pro forma Adjustments		Pro forma September 30, 2014
	Unaudited	Unaudited	Unaudited	Unaudited		Unaudited	Unaudited		Unaudited
ASSETS		Euros
Current assets
Cash	$4,934	1,684	$2,127	$3,834	B	5,961	$5,406	I	$16,301
Trade receivables (net)	44,860	20,277	25,606			25,606			70,466
Accounts receivable finance	—		—			—			—
Other receivables	692	300	379			379			1,071
Inventory (net)	81,085	19,809	25,015	1,072	C	26,087			107,172
Deferred tax asset	1,272	—	—			—			1,272
Prepaid expense and other	1,908	4,780	6,036			6,036			7,944

Total current assets	134,751	46,850	59,163	4,906		64,069	5,406		204,226

Total fixed assets (net)	10,097	18,614	23,506	(2,484	) D	21,022			31,119
Investment in Subs							—		—
Intangible assets (net)	21,783	3,826	4,831	20,869	E	25,700			47,483
Deferred tax asset	1,936	5,988	7,562			7,562			9,498
Goodwill	22,213	33,193	41,916	(17,579	) E	24,337			46,550
Other long-term assets	1,019	141	178			178	1,143	L	2,340
Non—marketable equity investments		2	3			3			3
Assets of held for sale	—	46,799	59,098	(59,098	) H	—			—

Total assets	$191,799	155,413	$196,257	$(53,386)		142,871	$6,549		$341,219

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable—short term	$7,393	99,854	126,096	$(107,234	) F	18,862	$1,500	J	$27,755
Revolving credit facilities	2,676		—			—	200	L	2,876
Current portion of capital lease obligations	1,693		—			—			1,693
Accounts payable	27,263	23,046	29,102			29,102			56,365
Accounts payable related parties	1,230		—			—			1,230
Accrued expenses	8,508	3,588	4,533	1,701	G	6,233			14,742
Other current liabilities	1,883	3,666	4,629			4,629			6,512

Total current liabilities	50,646	130,154	164,360	(105,533)		58,826	1,700		111,173

Long-term liabilities
Revolving term credit facilities	37,819		—			—			37,819
Deferred tax liability	4,077	3,197	4,037			4,037	247	K	8,361
Notes payable	2,130	718	907	43,628	F	44,535	12,500	J	59,165
Capital lease obligations	2,992		—			—			2,992
Convertible debt	—					—	14,286	K	14,286
Deferred gain on sale of building	1,363		—			—			1,363
Other long-term liabilities	1,065	2,781	3,512	(431	) G	3,081			4,146
Liabilities held for sale		45,223	57,108	(57,108	) H	—			—

Total long-term liabilities	49,446	51,919	65,564	(13,911)		51,653	27,033		128,132

Total liabilities	100,092	182,073	229,924	(119,444)		110,479	28,733		239,305

Commitments and contingencies
Shareholders’ equity
Preferred Stock	—		—			—			—
Common Stock	68,894	23,296	29,418	(29,418)		—	10,124	A.1	79,018
Paid in capital	1,751		—	32,391		32,391	(31,924	) K, M	2,218
Retained earnings	21,488	(50,760)	(64,100)	64,100		—	(384	) N	21,104
Accumulated other comprehensive (loss) income	(426)		—			—			(426)

Equity attributed to shareholders of Manitex International, Inc.	91,707	(27,464)	(34,682)	67,073		32,391	(22,184)		101,914

Equity attributed to noncontrolling interest	—	804	1,015	(1,015)		—	—		—

Total equity	91,707	(26,660)	(33,667)	66,058		32,391	(22,184)		101,914

Total liabilities and shareholders’ equity	$191,799	155,413	$196,257	$(53,386)		142,871	$6,549		$341,219

Manitex International, Inc.

Unaudited Pro forma Condensed Consolidated Statement of Income

(In thousands, except per share data)

	Manitex Nine Months Ended September 30, 2014	PM Group Nine Months Ended September 30, 2014	PM Group Nine Months Ended September 30, 2014	PM Pro forma Adjustments		Manitex Pro forma Adjustments		Pro forma Nine Months Ended September 30, 2014
	Unaudited	Unaudited	Unaudited	Unaudited		Unaudited		Unaudited
		Euros
Net revenues	$197,172	53,542	$72,582	$—		$—		$269,754
Cost of sales	161,509		—	48,627	O, Q	—		210,136

Gross profit	35,663	53,542	72,582	(48,627)		—		59,618
Operating expenses
Research and development costs	1,909	—	—	1,185	O, P	—		3,094
Selling, general and administrative expenses	21,554	—	—	22,619	O, R	(34	) U	44,139
Operating expenses	—	52,565	71,257	(71,257	) O			—

Total operating expenses	23,463	52,565	71,257	(47,453)		(34)		47,233
Operating income	12,200	977	1,325	(1,174)		34		12,385
Other income (expense)
Interest expense	(2,192)	(2,910)	(3,945)	1,325	S, T	(1,376	) V	(6,188)
Foreign currency transaction losses	(27)	—	—	(303	) S	—		(330)
Other income (loss)	(67)	1,471	1,994	26	S	—		1,953

Total other expense	(2,286)	(1,439)	(1,951)	1,048		(1,376)		(4,565)
Income before income taxes	9,914	(462)	(626)	(126)		(1,342)		7,820
Income tax	3,283	770	1,044	(81	) W	(464	) W	3,782

Net income (loss)	$6,631	(1,232)	$(1,670)	$(45)		$(878)		$4,038

Earnings Per Share
Basic	$0.48							$0.27
Diluted	$0.48							$0.27
Weighted average common shares outstanding
Basic	13,817,538					994,483	X	14,812,021
Diluted	13,862,651					994,483	X	14,857,134

Manitex International, Inc.

Unaudited Pro forma Condensed Consolidated Statement of Income

(In thousands, except per share data)

	Manitex Year Ended December 31, 2013	PM Group Year Ended December 31, 2013	PM Group Year Ended December 31, 2013	PM Pro forma Adjustments		Manitex Pro forma Adjustments		Pro forma Year Ended December 31, 2013
	Unaudited	Unaudited	Unaudited	Unaudited		Unaudited		Unaudited
		Euros
Net revenues	$245,072	78,599	$103,806	$—		$—		$348,878
Cost of sales	198,596	—	—	71,268	Y, AA, AB	—		269,864

Gross profit	46,476	78,599	103,806	(71,268)		—		79,014
Operating expenses
Research and development costs	2,912	—	—	2,644	Y,Z	—		5,556
Selling, general and administrative expenses	26,026	—	—	53,277	Y, AC (Note 1)	34	AF	77,337
Total operating expenses	—	97,015	128,128	(128,128	) Y			—

Total operating expenses	28,938	97,015	128,128	(72,207)		34		84,893
Operating income	17,538	(18,416)	(24,322)	939		(34)		(5,879)
Other income (expense)
Interest expense	(2,946)	(4,910)	(6,485)	3,104	AD, AE	(1,900	) AG	(8,227)
Foreign currency transaction losses	(95)	—	—	(1,776	) AD, AE	—		(1,871)
Other income (loss)	(50)	1,814	2,396	33	AD	—		2,379

Total other expense	(3,091)	(3,096)	(4,089)	1,361		(1,900)		(7,719)
Income before income taxes	14,447	(21,512)	(28,411)	2,300		(1,934)		(13,589)
Income tax	4,269	981	1,296	669	AH	(571	) AH	5,663

Net income (loss)	$10,178	(22,493)	$(29,707)	$1,631		$(1,363)		$(19,261)

Earnings Per Share
Basic	$0.80							$(1.41)
Diluted	$0.80							$(1.41)
Weighted average common shares outstanding
Basic	12,671,205					994,483	X	13,665,688
Diluted	12,717,575					994,483	X	13,665,688

Note 1.	Includes impairment charges of $20,496 that were recognized durrng 2013 that are .principally related to an impairment of Oil & Steel’s goodwill (a subsidiary of PM).

Manitex International, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

In thousands except for share and per share data

Balance sheet

Pro forma adjustment to give effect to the purchase of PM for $32,392 along with the assumption of debt of $63,397 as if the acquisition occurred on September 30, 2014 for the balance sheet presented and on January 1, 2013 for the income statements presented.

A.1 Consideration exchanged
Cash	$22,268
Manitex Stock (994,483 common shares at the closing price on January 15, 2015 of $10.18)	10,124

Total consideration	$32,392

A.2 Purchase price allocation
Amounts assigned to intangible assets:
Trade names and trademarks	$6,800
Customer relationships	10,000
Patented and unpatented technology	8,900
Cash	5,961
Trade and other receivables	25,985
Inventory	26,087
Prepaid expense and other	6,036
Total fixed asset	21,022
Deferred net tax assets	3,525
Other long-term assets	181
Accounts payable and accruals	(35,335)
Other current liabilities	(4,629)
Other long-term liabilities	(3,081)
Assumed debt	(63,397)

8,055
Goodwill	24,337

$32,392

(1)	PM debt is solely a PM obligation and is secured solely by PM assets and lenders have no recourse to Manitex International, Inc. or any subsidiary other than PM.

In accordance with ASC 350 goodwill which is an indefinite lived asset is not amortized. Customer relationships and patented and unpatented technology are being amortized over 10 years. Trade names and trademarks have been determined to be indefinite lived assets and are not being amortized

B.	Pro forma adjustment made to increase cash by $3,834 of which $2,571 was cash contribution to PM by Manitex (cash portion of the purchase price retained by PM) and $1,263 represent proceeds from the completion of the disposition of assets and liabilities held for sale.

C.	Pro forma adjustment for $1,072 was made which represents the fair market adjustment to inventory.

D.	Pro forma adjustment of $2,484 was made to reduce the historic value of fixed assets to their fair value.

E.	Pro forma adjustments of $4,831 and $41,916 were made to eliminate historic intangible assets and goodwill, respectively. Additionally, adjustments of $25,700 were made to record intangible assets acquired as part of the PM acquisition and $24,337 to recognize the residual as goodwill.

F.	Pro forma adjustments were made to reduce notes payable current by $61,887 which represents $54,073 of debt that was forgiven in connection with this transaction and an additional $7,814 of debt that was repaid at the time of transaction. Additionally, a pro forma adjustment of $1,719 to record the debt discount related to non-interest bearing debt assumed was made.

Another pro forma entry was made to reduce notes payable current and increase notes payable long-term by $43,628 to properly classify debt payable between short-term and long-term. As part of the transaction PM’s outstanding debt was restructured. This entry is being made to classify debt between short and long-term debt so that it conforms to the terms of current agreements.

G.	Pro forma adjustment of $1,701 was made to increase accrued expense and to decrease other long-term liabilities by an equal amount. This was done to properly classify the reserve for warranty and certain other liabilities as current liabilities in conformity with Manitex’s accounting policies.

A pro forma adjustment of $1,270 increasing other long-term liabilities was made. The amount reflects the fair market value of an earn out that one of the banks was given in connection with the PM acquisition.

H.	Pro forma adjustments were made to eliminate assets and liabilities held for sale as they were not acquired in this transaction.

I.	Pro forma adjustment was made to increase cash by $5,406 which represents the difference between the net proceeds received from the term loan and the convertible note less amount of cash used to acquire PM.

J.	Pro forma adjustments were made to increase notes payable short-term and notes payable long-term by $1,500 and $12,500, respectively to record a $14,000 term loan taken out in connection with transaction.

K.	Pro forma adjustments were made to increase convertible debt by $14,286, paid in capital by $467 and deferred tax by $247 to record a $15,000 convertible note that was issued in connection with the transaction.

L.	Pro forma adjustment of $1,143 was made to record deferred bank fees and expense incurred or paid in connection with the issuance of the term loan and the convertible debt. Except for $200 that was prepaid, the fees and expenses were deducted from the loan proceeds. Pro forma adjustment to increase revolving credit facility by $200 to reflect a bank fee that was paid in November 2014 that related to the term loan.

M.	Pro forma adjustments of $32,391 were made to eliminate PM’s paid in capital.

N.	A pro forma adjustment was made to reduce retained earnings by $384 to recognize acquisition costs incurred after September 30, 2014.

Income Statement

O.	Pro forma adjustments were made to split total operating expense between cost of sales, selling, general and administrative expenses and research and development costs. The result was to increase cost of sales, selling, general and administrative expenses and research and development costs by $48,934, $21,355 and $968, respectively and to reduce unclassified operating expenses by $71,257.

P.	Pro forma adjustment to increase research and development costs by $217 which represents the net effect of expensing research and development costs that were capitalized in the period and eliminating the amortization of research and development expenses capitalized in prior periods. This adjustment was made to align the accounting for research and development costs to be consistent with Manitex’s accounting policies.

Q.	Pro forma adjustment to account for the difference between historical depreciation and depreciation calculated using the fair market value of assets, and their current useful lives subsequent to the PM acquisition. The net effect was to reduce cost of sales by $307.

R.	Pro forma adjustment to account for the difference between historical amortization and amortization calculated using the fair market value of intangible assets, excluding goodwill, and the current useful lives subsequent to the PM acquisition. The net effect was to increase selling, general and administrative expenses by $1,264.

S.	Pro forma adjustments were made to reclassify foreign currency gains and loss and other income that were included in interest expense. The effect of the entries was to reduce interest expense by $277, to show a loss on foreign currency transaction of $303 and to reflect other income of $26. This adjustment was made to align the expense classification with the accounting policies of Manitex.

T.	Pro forma adjustments were made that reduce interest expense by $1,048. This includes a reduction of interest for $1,432 related to debt forgiven or converted to non-interest bearing debt offset by amortization of $384 of debt discount related to the non-interest bearing debt.

U.	Pro forma adjustment of $34 was made to reduce selling, general and administrative expense. This amount represents acquisition expenses which were incurred prior to September 30, 2014.

V.	Pro forma adjustments of $1,376 were made to record interest expense for the term loan and the convertible debt issued in connection with the transaction. The term loan has a variable interest rate. It is expected that the actual interest rates that will apply to the term loan may differ from the rates set out herein due to changes in LIBOR. The effect of a change of 12.5 bps in the interest rates would result in an increase or decrease in interest expense of $43 for the nine months ended September 30, 2014.

W.	Pro forma adjustments were made to tax effect the above pro forma adjustments. The PM pro forma adjustments were tax effected using the Italian statutory income tax rates. The Manitex pro forma adjustments were tax effected using the Company’s effective rate.

X.	Pro forma adjustment to record 994,483 shares of common stock issued in connection with this transaction.

Y.	Pro forma adjustments were made to split total operating expense between cost of sales, selling, general and administrative expenses and research and development costs. The result was to increase cost of sales, selling, general and administrative expenses and research and development costs by $70,802, $51,746 and $5,580, respectively and to reduce unclassified operating expenses by $128,128. . This adjustment was made to align the expense classification with the accounting policies of Manitex.

Z.	Pro forma adjustment to decrease research and development costs by $2,936 which represent the net effect of expensing research and development costs that were capitalized in the period, eliminating the amortization of research and development expenses capitalized in prior periods and eliminating an impairment charge recorded in 2013 related to capitalized research and development costs. This adjustment was made to align the accounting for research and development cost so as to be consistent with Manitex’s accounting policies.

AA.	Pro forma adjustment of $1,072 to expense the fair market value inventory adjustment (step up) as all inventory associated with inventory step up is assumed to have been sold at December 31, 2013.

AB.	Pro forma adjustment to account for the difference between historical depreciation and depreciation calculated using the fair market value of assets, and their current useful lives subsequent to the PM acquisition. The net effect was to reduce cost of sales by $606.

AC.	Pro forma adjustment to account for the difference between historical amortization and amortization calculated using the fair market value of intangible assets, excluding goodwill, and the current useful lives subsequent to the PM acquisition. The net effect was to increase selling, general and administrative expenses by $1,531.

AD.	Pro forma adjustments were made to reclassify foreign currency gains and loss and other income that were included in interest expense. The effect of the entries was to reduce interest expense by $1,743, to show a loss on foreign currency transaction of $1,776 and to reflect other income of $33. This adjustment was made to align the expense classification with the accounting policies of Manitex.

AE.	Pro forma adjustments were made that reduce interest expense by $1,361. This includes a reduction of interest for $1,943 related to debt forgiven or converted to non-interest bearing debt offset by amortization of $582 of debt discount related to the non-interest bearing debt.

AF.	Pro forma adjustment of $34 was made to transfer expenses from the nine months ended September 30, 2014 into 2013 the assumed year of acquisition.

AG.	Pro forma adjustments of $1,900 were made to record interest expense for the term loan and the convertible debt issued in connection with the transaction. The term loan has a variable interest rate. It is expected that the actual interest rates that will apply to the term loan may differ from the rates set out herein due to changes in LIBOR. The effect of a change of 12.5 bps in the interest rates would result in an increase or decrease in interest expense of $67 for the year ended December 31, 2013.

AH.	Pro forma adjustments were made to tax effect the above pro forma adjustments. The PM pro forma adjustments were tax effected using the Italian statutory income tax rates. The Manitex pro forma adjustments were tax effected using the Company’s effective rate.